UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 5, 2007 (March 30, 2007)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-133895 (Commission File Number)	06-1637809 (IRS Employer Identification No.)

100 Connecticut Avenue

Norwalk, Connecticut 06850

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) Affinion Group Holdings, Inc. (“Holdings”), the parent company of Affinion Group, Inc. (the “Company”), previously entered into a Restricted Stock Agreement with Nathaniel J. Lipman, the Company’s President and Chief Executive Officer, under which Mr. Lipman was granted 50,000 restricted shares of common stock, par value $0.01 per share (the “Restricted Shares”), of Holdings. On January 31, 2007, Holdings paid a dividend to holders of its common stock. Pursuant to Mr. Lipman’s Restricted Stock Agreement, the dividend with respect to his Restricted Shares, $423,177.25, was placed into an escrow account to be held until the vesting of the Restricted Shares. On March 30, 2007, the Compensation Committee of Holdings and the Company accelerated the vesting date of Mr. Lipman’s Restricted Shares to April 2, 2007. Accordingly, the Company intends to pay to Mr. Lipman the $423,177.25 which was placed in escrow, less applicable withholding taxes.

[SIGNATURE PAGE TO FOLLOW]

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP, INC.

Date: April 5, 2007	By:	/s/ Todd H. Siegel
Name: Todd H. Siegel
Title: Executive Vice President and General Counsel

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